EXHIBIT  99


                                 CERTIFICATE OF
                           PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER

Each of the undersigned hereby certifies in his capacity as an officer of Koger Equity, Inc. (the "Company") that he has reviewed this annual report and, to the best of his knowledge and belief, the annual report of the Company on Form 10-K for the annual period ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, that the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the report not misleading, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations and cash flows of the Company for such period.


Dated:  March 28, 2003          /s/ Thomas J. Crocker
                                ---------------------------
                                 Thomas J. Crocker
                                Chief Executive Officer
                                (Principal Executive Officer)
                                 Koger Equity, Inc.

Dated:  March 28, 2003          /s/ Steven A. Abney
                                ---------------------------
                                Steven A. Abney
                                Vice President, Finance
                                (Principal Financial and Accounting Officer)
                                Koger Equity, Inc.